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Exhibit 23.3

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS

        The undersigned, Snowden Mining Industry Consultants, hereby states as follows:

        Our firm assisted with technical studies, completed in 2002 (collectively, the "2002 Technical Studies"), concerning mineralized material contained in the Mountain View and Paredones Amarillos properties, and with a technical study, completed in 2004 (the "2004 Technical Study"), concerning mineralized material contained in the Maverick Springs property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties — Mountain View — Geology"; "Item 2. Properties — Paredones Amarillos — Geology"; and "Item 2. Properties — Maverick Springs — Geology" in this Annual Report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443 and 333-120335) and in the related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2002 Technical Studies and the 2004 Technical Study, including the references to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants
Date: March 24, 2005	By:	/s/ ANDREW ROSS Name: Andrew Ross Title: Interim General Manager

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CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS